Exhibit 99.2

IKON Office Solutions, Inc. 70 Valley Stream Parkway Malvern, PA 19355 www.ikon.com
News Release

Contacts:
Investors	Media
Henry M. Miller Jr.	Wendy Pinckney
610-408-7060	610-408-7297
hmmiller@ikon.com	wpinckney@ikon.com
IKON REVISES THIRD QUARTER FISCAL 2008 OUTLOOK
Increases Third Quarter EPS Guidance to $0.35 to $0.37
MALVERN, Pa.—July 14, 2008 — IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, today announced that it expects to report third quarter fiscal 2008 diluted earnings per share in the range of $0.35 to $0.37, excluding an expected $0.03 per share net charge primarily from the early extinguishment of debt. The Company previously communicated third quarter fiscal 2008 guidance of $0.29 to $0.32 per diluted share, excluding non-recurring items. In the third quarter of fiscal 2007, the Company earned $0.23 per diluted share. The improved outlook for the third quarter is driven by better than anticipated Customer Service and Supplies revenue and gross margin, and a higher gross margin in Managed and Professional Services.
For the third quarter, total revenue is expected to be approximately $1.05 billion. The Company anticipates its third quarter gross profit margin to be approximately 34 percent, its selling and administrative expense-to-revenue ratio to be less than 28 percent, its operating income margin to be approximately 6 percent, and its tax rate to be approximately 26 percent. The Company previously communicated third quarter fiscal 2008 tax rate guidance of less than 24 percent.
“We are pleased by another quarter of better than expected results,” said IKON Chairman and Chief Executive Officer Matthew J. Espe. “In particular, we are encouraged by our improved operating income margin in the third quarter, which was driven by the $25 million cost and expense reduction plan we announced in January, our new U.S. leadership, and continued strong performance in Europe.
“Given our seasonally lower fourth fiscal quarter in Customer Service and Supplies and Off-site Managed Services, as well as higher lease rates, our preliminary outlook for the fourth quarter of fiscal 2008 diluted earnings per share is a range of $0.25 to $0.30, resulting in expected full year diluted earnings per share of

$1.00 to $1.05, each excluding any non-recurring items. We plan to provide further guidance in our earnings conference call on July 24, 2008 at 11 a.m. EDT,” stated Espe.
The Company’s previous outlook for fiscal 2008 diluted earnings per share was a range of $0.92 to $0.98, excluding any non-recurring items.
Third Quarter Conference Call
The Company plans to release third quarter fiscal 2008 results on July 24, 2008 before the open of U.S. stock markets. The Company will conduct a conference call at 11 a.m. EDT that day to discuss the results. To access the live audio broadcast of the call, with slides, go to IKON’s web site—http://www.ikon.com— and click “About IKON,” “Investor Relations,” and “Webcasts & Presentations” or call 877-869-3847 or 201-689-8261. Listeners should access the web site at least 10 minutes early to register for the presentation.
A complete replay, with slides, will be available on IKON’s Investor Relations homepage under “Webcasts & Presentations” approximately two hours after the call ends. A telephone replay of the conference call will be available approximately two hours after the call through midnight EDT on July 28, 2008, by calling 877-660-6853 or 201-612-7415 and entering account number 270 and conference number 291238.
About IKON
IKON Office Solutions, Inc. (www.ikon.com) is the world’s largest independent channel for document management systems and services, enabling customers to improve document workflow and increase efficiency. IKON integrates best-in-class copiers, printers and MFP technologies from leading manufacturers, such as Canon, Ricoh, and Konica Minolta, and document management software and systems from companies like Captaris, Kofax, EFI, eCopy and others, to deliver tailored, high-value solutions implemented and supported by its global services organization — IKON Enterprise Services. With fiscal year 2007 revenue of $4.2 billion, IKON has approximately 24,000 employees in over 400 locations throughout North America and Western Europe.
This news release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to our expected third quarter, fourth quarter and full fiscal year 2008 results from operations, revenues, cost and expense reductions, margins, and tax rate. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON’s current plans, anticipated actions and future financial condition, results may differ materially from those expressed in any forward-looking statements.
IKON Office Solutions® and IKON: Document Efficiency at Work® are trademarks of IKON Office Solutions, Inc. All other trademarks are the property of their respective owners.
(FIKN)
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